AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN
                        OLD MUTUAL INSURANCE SERIES FUND
              AND OLD MUTUAL INVESTMENT PARTNERS DATED JULY 8, 2004

                            AS AMENDED MARCH 1, 2006

1. All references to PBHG Insurance Series Fund are hereby replaced with Old Mutual Insurance Series Fund.

2.    Paragraph 13 is hereby amended to state as follows:

            Any notice under this Agreement shall be deemed to be sufficient if it is given in writing, addressed and delivered, or mailed postpaid (a) if to the Distributor, to Old Mutual Investment Partners, 4643 South Ulster Street, 6th Floor, Denver, Colorado 80237, Attn: President; and (b) if to the Trust, to Old Mutual Insurance Series Fund, 4643 South Ulster Street, 6th Floor, Denver, Colorado 80237, Attention: President.

3.    Exhibit A is hereby amended to state as follows:

            This Distribution Agreement is by and between Old Mutual Investment Partners and Old Mutual Insurance Series Fund on behalf of the following
      Portfolios:

      Old Mutual Columbus Circle Technology and Communications Portfolio Old Mutual Growth II Portfolio
      Old Mutual Large Cap Growth Portfolio
      Old Mutual Large Cap Growth Concentrated Portfolio
      Old Mutual Mid-Cap Portfolio
      Old Mutual Select Value Portfolio
      Old Mutual Small Cap Portfolio
      Old Mutual Small Cap Growth Portfolio

OLD MUTUAL INSURANCE SERIES FUND

By: _______________________

Name: _____________________

Title: ____________________

OLD MUTUAL INVESTMENT PARTNERS

By: _______________________

Name: _____________________

Title: ____________________